ESCROW AGREEMENT

      This Escrow Agreement (the "Agreement") is made by and between City National Bank, a national banking association, with its principal office located at 1950 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067 (the "Escrow Agent"), and Rokwader, Inc., a Delaware corporation, with its principal office located at 23950 Craftsman Road, Calabasas, California 91302 (the "Issuer").

                              W I T N E S S E T H:

      WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., an SB-2 Registration Statement (the "Registration Statement"), and related Prospectus, File No. ____________, in connection with an initial public offering of the Issuer's securities, comprising 100,000 shares of the Issuer's common stock to be sold at a price of $0.75 per share (the "Securities");

      WHEREAS, the Issuer proposes to offer the Securities to the public on a "best efforts, all or none" basis as set forth in the Registration Statement;

      WHEREAS, the Issuer proposes to establish an escrow account (the "Escrow Account"), to which subscription funds which are received by the Escrow Agent in connection with such public offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, the Escrow Agent will establish an Escrow Account into which the subscription funds, which are received by the Escrow Agent and credited to the Escrow Account, are to be deposited.

      NOW, THEREFORE, for and in consideration of the promises and mutual covenants herein contained, and other valuable consideration, the parties hereto hereby agree as follows:

1.0   THE REGISTRATION STATEMENT.

      1.1 The Issuer has filed the Registration Statement with the Commission and is included herein as Exhibit A to this Agreement, and is made a part hereof.

2.0   ESTABLISHMENT OF THE ESCROW ACCOUNT.

      2.1 The Issuer shall initially establish a non-interest bearing Escrow Account at the Escrow Agent. The purpose of the Escrow Account is for (a) the deposit of all subscription funds (checks or wire transfers) which are received by the Issuer from prospective purchasers of the Securities and are delivered by the Issuer to the Escrow Agent; (b) the holding of amounts of subscription funds which are collected through the banking system; and (c) the disbursement of collected funds, all as described herein. The Escrow Agent will hold all monies and other property in the Escrow Account free from any lien, claim or offset, except as set forth herein, and such monies and other property shall not become the property of the Company, nor subject to the debts thereof, unless the conditions set forth in these instructions to disbursement of such monies to the Company have been fully satisfied.

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      2.2   On or before the date of the initial  deposit in the Escrow  Account pursuant to this Agreement, the Issuer shall notify the Escrow Agent in writing of the effective date (the "Effective Date") of the Registration Statement, and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Escrow Account prior to its receipt of such notification.

      2.3 The offering period (the "Offering Period"), which shall be deemed to commence on the Effective Date, shall be for a period of up to 180 days. The Offering Period shall be less than 180 days if the Issuer sells all Securities for a total consideration of $75,000. The last day of the Offering Period, which is either 180 days from the Effective Date or the date on which the Issuer sells all Securities for a total consideration of $75,000, whichever occurs first, is also referred to herein as the "Termination Date." Except as provided in Section 4.3 hereof, after the Termination Date, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

      2.4 If the Escrow Account remains open following the Termination Date in accordance with Article 4 below, the Fund (as defined in Section 3.5 below) shall be placed in a money market investment account bearing interest at the Escrow Agent's then applicable rate; provided, however, that no interest shall accrue until the Escrow Agent has received an IRS Form W-9 completed and executed by the Company.

3.0   DEPOSITS TO THE ESCROW ACCOUNT.

      3.1 The Issuer shall promptly deliver to the Escrow Agent all funds which it receives from prospective purchasers of the Securities, which funds shall be in the form of checks or wire transfers. Upon the Escrow Agent's receipt of such funds, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to the "City National Bank/Rokwader, Inc.'s Escrow Account." Any checks payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser.

      3.2 Promptly after receiving subscription funds as described in Section 3.1, the Escrow Agent shall deposit the same into the Escrow Account. Amounts of funds so deposited are hereinafter referred to as "Escrow Amounts." The Escrow Agent shall cause to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Issuer shall provide the Escrow Agent a copy of the completed Subscription Agreement for each prospective purchaser, including the name, address and social security number of the prospective purchaser, the amount of Securities subscribed for by such purchaser, and the aggregate dollar amount of such subscription, and a completed W-9 from each such purchaser (collectively, the "Subscription Information").


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

      3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account checks which are not accompanied by the appropriate Subscription Information. Wire transfers and cash representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

      3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check, or wire, except during the Escrow Agent's regular business hours.

      3.5 Only those Escrow Amounts, which have been deposited in the Escrow Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the "Fund."

      3.6 If the proposed offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in from the Issuer.

4.0   DISBURSEMENT FROM THE ESCROW ACCOUNT.

      4.1 Subject to Section 4.3 below, if by the close of regular banking hours on the Termination Date the Escrow Agent determines that the amount in the Fund is less than $75,000, then the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Escrow Account for the amounts of such payments and mail them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer of its distribution of the Fund. If the Fund is equal to $75,000, the Escrow Account shall remain open beyond the Termination Date in accordance with Section 4.2 below.

      4.2 If the Escrow Account remains open beyond the Termination Date, the Issuer must satisfy the following conditions:

      within five (5) business days after the effective date of the post-effective amendment, the Issuer shall send by first class mail to each purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

      each purchaser shall have no fewer than twenty (20) business days and no more than forty-five (45) business days from the effective date of the post-effective amendment to notify the Issuer in writing that the purchaser elects to remain an investor. If the Issuer has not received such written notification by the forty-fifth (45th) business day following the Effective Date of the post-effective amendment, funds and interest held in escrow shall be sent by first class mail or other equally prompt means to the purchasers within five
(5) business days; an acquisition described in the post-effective amendment will be consummated if a sufficient number of purchasers confirm their investment with the Issuer; and if an acquisition has not been consummated by the Issuer within eighteen (18) months after the Effective Date of the Registration Statement, funds and interest held in escrow shall be returned by first class mail to the purchasers with five (5) business days following that date. It shall be the responsibility of the Issuer to notify the Escrow Agent if any of the above conditions are not timely satisfied. Additionally, it shall be the Issuer's responsibility to timely provide instructions to the Escrow Agent with respect to interest calculations prior to release of funds and interest to the purchasers in accordance with the terms of this Section 4.2.


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

      Funds held in the Escrow Account may be released to the Issuer and Securities may be delivered to the purchasers only at the same time as or after:

      the Escrow Agent has received a signed representation from the Issuer that the requirements of paragraphs (e)(1) and (e)(2) of Rule 419 have been met; and

      the Escrow Agent has received a signed representation from the Issuer that the requirements of paragraph (e)(2)(iii) of Rule 419 have been met.

      The Issuer shall be liable for any misrepresentations made to the Escrow Agent with respect to this Section 4.2 and the Issuer agrees to indemnify the Escrow Agent for any claims made by purchasers with respect to this Section 4.2 in accordance with Article 5 below; provided, however, the Issuer shall not be responsible for the Escrow Agent's failure to timely release funds and interest to the purchasers upon receipt of instructions from the Issuer.

      4.3 If the Escrow Agent has on hand at the close of business on the Termination Date any uncollected amounts which when added to the Fund would raise the amount in the Fund to the minimum offering amount, and result in the Fund representing the sale of the minimum offering amount, consisting of the number of business days set forth in the Registration Statement, shall be utilized to allow such uncollected funds to clear the banking system.

      4.4 Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5.0   RIGHTS, DUTIES AND RESPONSIBILITIES OF THE ESCROW AGENT; INDEMNIFICATION.

      5.1 The Issuer may inquire on a regular basis as to, and the Escrow Agent shall provide the Issuer, the escrow amounts which have been deposited in the Escrow Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

      5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Agreement with respect to the Issuer.


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

      5.3 The Escrow Agent shall not be required to accept from the Issuer any subscription information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or wire transfers meeting the requirement of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer, except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount set forth in any subscription information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Agent until such discrepancy has been resolved.

      5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information which accompanied such check.

      5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent by the Issuer pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

      5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account, the escrow amounts of the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the escrow amounts, the Fund or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit with the clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

      5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

      5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the escrow amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.


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

      5.9 The Issuer agrees to indemnify the Escrow Agent and its officers, directors, employees, agents, and shareholders (jointly and severally, the "Indemnitees") against, and hold them harmless of and from, any and all losses, liabilities, costs, damages, and expenses, including, but not limited to, reasonable fees and disbursements for counsel of its own choosing (collectively, "Liabilities"), that the Indemnitees may suffer or incur and which arise out of or relate to this Agreement or any transaction to which this Agreement relates, unless such Liability is the result of the willful misconduct or gross negligence of the Indemnitees.

      5.10 If the indemnification provided for in this Section 5 is applicable but is held to be unavailable, the Issuer shall contribute such amounts as are just and equitable to pay or to reimburse the Indemnitees for the aggregate of any and all Liabilities actually incurred by the Indemnitees as a result of or in connection with any amount paid in settlement of any action, claim, or proceeding arising out of or relating in any way to any actions or omissions of the Issuer.

      5.11 The provisions of this Section 5 shal1 survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent, or otherwise.

6.0   INTERPLEADER.

      6.1 In the event conflicting demands are made or notices served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent shall have the absolute right at its election to do either or both of the following: (a) Withhold and stop all further proceedings in, and performance of, this escrow or (b) File a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent shall be fully released from any obligation to perform any further duties imposed upon it hereunder, and the Company shall pay the Escrow Agent all costs, expenses and reasonable attorney's fees expended or incurred by Escrow Holder (or allocable to its in-house counsel), the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

7.0   AMENDMENT; RESIGNATION.

      7.1 This Agreement may be altered or amended only with the written consent of the parties hereto. The Escrow Agent may resign for any reason upon fourteen (14) days' written notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the escrow amounts, but its only duty shall be to hold the escrow accounts until they clear the banking system and the Fund for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof shall have been given to the resigning escrow agent by the Issuer and such successor escrow agent, then the resigning escrow agent shall pay over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning escrow agent shall not have received written notice signed by the Issuer and a successor escrow agent, then the resigning escrow agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction therefrom, and the resigning escrow agent shall promptly notify the Issuer of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 9.1 hereof, the resigning escrow agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 7.1.


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

8.0   REPRESENTATIONS AND WARRANTIES.

      8.1 The Issuer represents and warrants to the Escrow Agent that no party other than the parties hereto and the prospective purchasers have, or shall have, any claim or security interest in the Fund or any part thereof.

      8.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing the Fund or any part thereof.

      8.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

      8.4 All of the information contained in the Registration Statement is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

9.0   FEES AND EXPENSES.

      9.1 The Escrow Agent shall be entitled to an initial, non-refundable acceptance fee of $2,000, payable concurrently with its acceptance and upon opening of the Escrow Account. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable fees and expenses incurred in connection with this Agreement, which shall be in accordance with the fee schedule set forth on Exhibit B hereto.
            ---------

10.0  GOVERNING LAW AND ASSIGNMENT.

      10.1 This Agreement shall be construed in accordance with and governed by the laws of the State of California shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.


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

11.0  NOTICES.

      11.1 All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by Express Mail service offered by the United States Post Office to the following addresses:

            ISSUER:

            Rokwader, Inc.
            Attn:  Yale Farar, President
            23950 Craftsman Road
            Calabasas, CA  91302

            with a copy to:

            Kirkpatrick & Lockhart Nicholson Graham LLP
            Attn:  Shoshannah D. Katz, Esq.
            10100 Santa Monica Blvd., 7th Floor
            Los Angeles, CA  90067

            ESCROW AGENT:

            City National Bank
            Attn:  Sue Behning
            1950 Avenue of the Stars
            2nd Floor
            Los Angeles, CA  90067

12.0  SEVERABILITY.

      12.1 If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons of circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

13.0  EXECUTION IN SEVERAL COUNTERPARTS; ENTIRE AGREEMENT.

      13.1 This Agreement may be executed in several counterparts or by separate instruments, all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.


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

      13.2 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, of the parties in connection therewith.

      IN WITNESS WHEREOF, the undersigned parties have executed this Agreement upon proper legal authority as of the _____ day of ______, 2005.



                                    City National Bank, a national banking
                                    association

                                    By: ___________________________
                                          Sue Behning, its Trust Officer


                                    Rokwader, Inc., a Delaware corporation

                                    By: ______________________________
                                           Yale Farar, its President


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